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Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No 333-51112 and No 333-64479) pertaining to the Healthtrust, Inc 401(k) Retirement Program of our report dated June 4, 2004, with respect to the financial statements of the Healthtrust, Inc 401(k) Retirement Program included in this Annual Report (Form 11-K) for the year ended December 31, 2003

                                             /s/ Ernst & Young LLP

Nashville, Tennessee
June 22, 2004